UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
June 8, 2016

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Quotient Technology Inc.

(Exact name of Registrant as specified in its charter)

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Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Logue Avenue
Mountain View, California 94043

(Address of principal executive offices)

(650) 605-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On June 8, 2016, Quotient Technology Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 11, 2016, the record date for the Annual Meeting, 82,174,791 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 78,680,585, or approximately 95.75% of the outstanding common shares entitled to vote, were represented in person or by proxy and, therefore, a quorum was present:

1.	To elect two Class II directors to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal; and

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016.

For more information about the foregoing proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange April 22, 2016.

The results of the voting at the Annual Meeting are as follows:

1. Election of two Class II Directors

Nominee	Votes For	Votes Withheld	Broker Non-votes
Steven R. Boal	56,559,510	295,686	21,825,389
Dawn Lepore	55,681,702	1,173,494	21,825,389

Each director nominee was duly elected to serve until the 2019 annual meeting of stockholders and until his or her successor is duly elected and qualified, subject to earlier resignation or removal.

2. Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-votes
77,865,938	693,759	120,888	0

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quotient Technology Inc.

	By:	/s/ Jennifer Ceran
Jennifer Ceran
Chief Financial Officer
Date: June 9, 2016